UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2019

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01             Other Events.

On May 16, 2019, Main Street Capital Corporation (“Main Street”) filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement (the “Prospectus Supplement”), pursuant to which Main Street may, but has no obligation to, issue and sell up to 9,500,000 shares of its common stock, par value $0.01 per share (the “Shares”), in amounts and at times to be determined by Main Street. Actual sales will depend on a variety of factors to be determined by Main Street from time to time, including, among others, market conditions, the trading price of Main Street’s common stock and determinations by Main Street of the appropriate sources of funding. Main Street intends to initially use the net proceeds from this offering to repay outstanding debt borrowed under its credit facility and then, through re-borrowing under the credit facility, to make investments in accordance with its investment objective and strategies, to make investments in marketable securities and idle funds investments, to pay operating expenses and other cash obligations, and for general corporate purposes.

In connection with the offering, Main Street entered into separate equity distribution agreements (collectively, the “Equity Distribution Agreements”), each dated May 16, 2019, with BB&T Capital Markets, a division of BB&T Securities, LLC, RBC Capital Markets, LLC and Raymond James & Associates, Inc., each a “Sales Agent” and, collectively, the “Sales Agents.” The Equity Distribution Agreements provide that Main Street may offer and sell the Shares from time to time through the Sales Agents, or to them, as principal for their own account. Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. The Sales Agents will receive a commission from Main Street equal to up to 1.0% of the gross sales price of any Shares sold through the Sales Agents under the Equity Distribution Agreements. The Equity Distribution Agreements contain customary representations, warranties and agreements of Main Street, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreements, a form of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The offering will be made pursuant to the Prospectus Supplement and a related prospectus dated April 30, 2019, which constitute a part of Main Street’s effective shelf registration statement that was filed with the SEC (File No. 333-231146) on April 30, 2019.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

1.1	Form of Equity Distribution Agreement

5.1	Opinion of Dechert LLP, dated May 16, 2019

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: May 16, 2019	By:		/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel